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Exhibit 23.1

    [ANDERSEN LOGO]

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

/s/ Arthur Andersen LLP

Seattle, Washington
January 4, 2002

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  Exhibit 23.1
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS